Exhibit 99.2

Form of
LETTER OF TRANSMITTAL
To accompany certificates formerly representing
shares of common stock, $1.00 par value
of
PRAIRIE FINANCIAL CORPORATION
(the “Prairie Common Stock”)

DESCRIPTION OF SHARES OF PRAIRIE COMMON STOCK ENCLOSED
Certificate(s) Enclosed
Name and Address of Registered Holder(s)	(Please list below — if additional space is necessary
(If blank, please fill in, exactly as name	please use the area entitled ‘‘Additional Space”
appears on Share Certificate(s))	on the last page)
	Certificate Number(s)	Number of Shares

Total Shares

IF ANY OR ALL OF YOUR CERTIFICATES ARE LOST OR DESTROYED, PLEASE CONTACT           AT           FOR REPLACEMENT INSTRUCTIONS BEFORE YOU SUBMIT THIS LETTER OF TRANSMITTAL.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD
BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 1, 4 and 6)

To be completed ONLY if a certificate for Integra Bank Corporation Common Stock (“Integra Common Stock”) and any check for cash are to be issued to someone other than the undersigned.

Issue and mail Integra Common Stock certificate(s) and any check for cash in lieu of a fractional share thereof and accrued dividends to:

Name(s):
(Please Print)

Address:

(Include Zip Code)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4 and 7)

To be completed ONLY if a certificate for Integra Common Stock and any check for cash are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

Mail the Integra Common Stock certificate(s) and any check for cash in the name of the undersigned to:

Name:
(Please Print)

Address:

Include Zip Code)

☐	Check this box if this is how your address should be reflected on the Integra Shareholder Records.

SIGNATURE GUARANTEE
(Required ONLY in cases specified in Instruction 1)

Signature(s) Guarantee:

(Name of Firm Providing Signature Guarantee — Please Print)

(Authorized Signature, Title)

Date _ _, 2007

Ladies and Gentlemen:

Pursuant to an Agreement and Plan of Merger dated as of October 5, 2006, among Integra Bank Corporation (“Integra”), PFC Merger Corp., a wholly owned subsidiary of Integra (“Merger Sub”) and Prairie Financial Corporation (“Prairie”), the undersigned hereby surrenders to Integra Bank NA acting as exchange agent (the “Exchange Agent”) the certificate(s) (each, a “Certificate”) formerly as amended representing all of the undersigned’s shares of Prairie Common Stock listed above in exchange for [5.914] [5.760] shares of common stock, $1.00 par value, of Integra (“Integra Common Stock”) and [$65.26] [$63.57] in cash for each share so surrendered and cash in lieu of any fractional share that would otherwise be issued (the “Merger Consideration”).

The undersigned hereby represents and warrants that the undersigned was the registered holder of the Prairie Common Stock on February 28, 2007 (the effective date upon which Prairie merged with and into Integra), with good title to the above-described Prairie Common Stock and full power and authority to sell, assign and transfer the Prairie Common Stock represented by the enclosed Certificate(s), free and clear of all liens, claims and encumbrances, and not subject to any adverse claims. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such Prairie Common Stock. The undersigned hereby irrevocably appoints the Exchange Agent, as agent of the undersigned, to effect the exchange. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

It is understood that the undersigned will not receive the Merger Consideration until the Certificate(s) representing the Prairie Common Stock owned by the undersigned are received by the Exchange Agent at the address set forth on the sheet entitled “Instructions”, together with such documents as the Exchange Agent may require, and until the same are processed for exchange by the Exchange Agent. It is further understood that no interest will accrue on the Merger Consideration or on any dividends paid with respect thereto.

Unless otherwise indicated above under Special Issuance Instructions, in exchange for the enclosed Certificate(s), the undersigned requests that a certificate representing Integra Common Stock and a check for the cash portion of the Merger Consideration (including any cash in lieu of any fractional share that would otherwise be issued and any accrued dividends that may be payable) be issued to the undersigned. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail such certificate and check to the undersigned at the address shown on the previous page. In the event that both the Special Issuance Instructions and the Special Delivery Instructions are completed, please issue and mail such certificate and check to the person or entity so indicated at the address so indicated. Appropriate signature guarantees have been included with respect to Prairie Common Stock for which Special Issuance Instructions have been given.

SIGN HERE
Important: Please also complete Substitute Form W-9 on the next page.

(Signature(s) of Owner(s))

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) of certificates as evidenced by endorsement or stock powers transmitted herewith. If signed by an attorney, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, the capacity of the person should be indicated.) (See Instruction 4)

Date	_ _, 2007

Name(s):
(Please Print)

Capacity (Full Title):

Address:

Area Code and

Telephone Number:

IMPORTANT TAX INFORMATION
Under Federal income tax laws, a holder who receives payment of the Merger Consideration is required by law to provide the Exchange Agent (as payer) with such holder’s correct TIN on Substitute Form W-9. If such holder is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, a $50 penalty may be imposed on the holder by the Internal Revenue Service, and payment of the Merger Consideration may be subject to backup withholding.
Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in Part 4 of Substitute Form W-9.
If backup withholding applies, the Exchange Agent is required to withhold 28%, or the then current rate, of any payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
Purpose of Substitute Form W-9
To prevent backup withholding on payments made with respect to Prairie Common Stock, the holder is required to notify the Exchange Agent of such holder’s correct TIN by completing the Substitute Form W-9, certifying that the TIN provided on the form is correct (or that such holder is awaiting a TIN) and certifying that (a) such holder is exempt from backup withholding, (b) such holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Internal Revenue Service has notified such holder that such holder is no longer subject to backup withholding.

PAYER’S NAME: INTEGRA BANK NA
SUBSTITUTE
Form W-9

Please fill in your name and address below.
Name
Address (number and street)
City, State and Zip Code
Department of the Treasury
Internal Revenue Service

Payer’s Request for
Taxpayer Identification Number (TIN)

Part 1-PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.

Part 2-Certification-Under penalties of perjury, I certify that:
(1) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding.
_ _ Social Security Number OR _ _ Employer Identification Number PART 3-Awaiting TIN PART 4-Exempt TIN
Certification instructions-You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 4 above.SIGNATURE: _ _ DATE:_ _

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28%, OR THE THEN CURRENT RATE, OF ANY PAYMENTS MADE TO YOU WITH RESPECT TO CERTIFICATES SURRENDERED IN CONNECTION WITH THE MERGER.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28%, or the then current rate, of all reportable payments made to me will be withheld, but will be refunded if I then provide a certified taxpayer identification number within 60 days.

_ _  _ _
Signature                                       Date

INSTRUCTIONS

The enclosed Letter of Transmittal should be promptly (i) completed and signed in the space provided on pages 1 and 2 of the Letter of Transmittal and in the space provided on the Substitute Form W-9, and (ii) mailed or delivered with your Certificate(s) representing Prairie Common Stock to the Exchange Agent at the following address:

By Hand, Mail or Overnight Courier:
Integra Bank NA
Trust and Investment Management Group
21 Southeast 3rd Street
P. O. Box 868
Evansville, IN 47705

A former stockholder of Prairie will not receive the Merger Consideration in exchange for his or her Certificate(s) representing Prairie Common Stock until the Certificate(s) owned by such stockholder is received by the Exchange Agent at the above address, together with such documents as the Exchange Agent may require and until the same are processed for exchange by the Exchange Agent. No interest will accrue on any amounts due.

1. Guarantee of Signatures.  No signature guarantee on the Letter of Transmittal is required if the Letter of Transmittal is signed by the registered holder of the Prairie Common Stock surrendered herewith unless (i) such holder has completed either the box entitled “Special Issuance Instructions” on the Letter of Transmittal, or, (ii) if Shares are surrendered for the account of an eligible guarantor institution such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an “Eligible Institution”). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4.

2. Delivery of Letter of Transmittal and Certificates.  Please do not send the Certificate(s) directly to Prairie. The Certificate(s), together with a properly completed and duly executed copy of the Letter of Transmittal or a facsimile hereof and any other documents required by the Letter of Transmittal, should be delivered to the Exchange Agent at the address set forth above.

The method of delivery of Certificate(s) and any other required documents is at the election and risk of the owner. However, if Certificate(s) are sent by mail, it is recommended that they be sent by certified mail, properly insured, with return receipt requested. Risk of loss and title of the Certificate(s) shall pass only upon delivery of the Certificate(s) to the Exchange Agent.

All questions as to validity, form and eligibility of any surrender of any Certificate hereunder will be determined by Integra (which may delegate power in whole or in part to the Exchange Agent) and such determination shall be final and binding. Integra reserves the right to waive any irregularities or defects in the surrender of any Certificate(s). A surrender will not be deemed to have been made until all irregularities have been cured or waived.

3. Inadequate Space.  If the space provided on page 1 is inadequate, the Certificate numbers and the numbers of Prairie Common Stock represented thereby should be listed in the area entitled “Additional Space” provided on the next page.

4. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If the Letter of Transmittal is signed by the registered holder of the Certificate(s) surrendered hereby, the signature must correspond exactly with the name written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

If the Certificate(s) surrendered hereby is owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

If any surrendered Prairie Common Stock is registered in different names on several Certificate(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates.

When the Letter of Transmittal is signed by the registered owner(s) of the Certificate(s) listed and surrendered herewith, no endorsements of the Certificate(s) or separate stock powers are required.

If the Letter of Transmittal is signed by a person other than the registered owner of the Certificate(s) listed, such Certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner or owners or a person with full authority to sign on behalf of the registered owner. Signatures on such Certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

If the Letter of Transmittal or any Certificate(s) or stock power(s) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such persons must so indicate when signing, must give his or her full title in such capacity, and evidence satisfactory to the Exchange Agent of his or her authority to so act must be submitted. The Exchange Agent will not exchange any Prairie Common Stock until all instructions herein are complied with.

5. New Certificates in Same Name.  If all certificates representing Integra Common Stock are to be registered in exactly the same name that appears on the Certificate(s) being submitted with the Letter of Transmittal, the shareholder will not be required to endorse the Certificate(s) submitted herewith or to make any payment for transfer taxes.

6. New Certificates in Different Name.  If any certificate representing Integra Common Stock is to be registered in other than exactly the name that appears on the Certificate(s) representing the Prairie Common Stock being submitted with the Letter of Transmittal, the Certificate(s) being submitted herewith must be endorsed, or accompanied by an appropriate signed stock power, and the signatures appearing on such endorsement(s) or stock power(s) and on the Letter of Transmittal must be guaranteed by an Eligible Institution. In such case the “Special Issuance Instructions” box on the Letter of Transmittal must be completed and the signature(s) on the Letter of Transmittal must be guaranteed as herein specified.

7. Special Delivery Instructions.  Indicate on the “Special Delivery Instructions” box the name and address of the person(s) to whom the certificate and check comprising the Merger Consideration are to be sent if different from the name and address of the person(s) signing the Letter of Transmittal. Filling in the box will NOT change your address for dividends and other mailings unless you check the appropriate box.

8. Substitute Form W-9.  Each surrendering stockholder is required to provide the Exchange Agent with such holder’s correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9, and to certify whether the stockholder is subject to backup withholding. Failure to provide such information on the form may subject the surrendering stockholder to Federal income tax withholding at a rate of 28% (or the then current rate) on payments made to such surrendering stockholder with respect to the Prairie Common Stock. If such holder is an individual, the TIN is his or her social security number. A holder must cross out item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding. The box in Part 3 of the form should be checked if the surrendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the surrendering holder must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. If you have checked the box in Part 3 and do not provide the Exchange Agent with a properly certified TIN within 60 days, the Exchange Agent will withhold 28%, or the then current rate, on reportable payments made thereafter until a properly certified TIN is received by the

Exchange Agent. During the 60-day period the Exchange Agent will withhold 28%, or the then current rate, on any reportable dividend payments made prior to the time a properly certified TIN is provided to the Exchange Agent. However, such amounts will be refunded to such surrendering holder if a TIN is provided to the Exchange Agent within 60 days. See “Important Tax Information.”

9. Lost or Destroyed Certificates.  If your Certificate(s) has been lost or destroyed, please contact           at          . You will then be instructed as to the steps you must take in order to surrender your Certificate(s) for exchange.

10. Dividends on Integra Common Stock.  It is important that Certificates be surrendered promptly because until so surrendered the holders thereof will not receive payment of any dividends declared on Integra Common Stock after the merger. After surrender, any dividends declared on the Integra Common Stock since the effective date of the merger will be paid (without interest).

11. Information and Additional Copies.  Information and additional copies of the Letter of Transmittal may be obtained from the Exchange Agent by writing to the mailing address or calling          .

ADDITIONAL SPACE

DESCRIPTION OF SHARES OF PRAIRIE COMMON STOCK ENCLOSED
Name and Address of Registered Holder(s)	Certificate(s) Enclosed
(If blank, please fill in, exactly as name	(Please list below if the space
appears on Share Certificate(s))	provided on page 1 was inadequate)
	Certificate Number(s)	Number of Shares

Total Shares

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security Numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help you determine the number to give the payer.

Give the NAME AND
SOCIAL SECURITY
For this type of account:		Number of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	(a) The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	(b) So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC	The owner(3)

Give the NAME AND
For this type of account:		EMPLOYER IDENTIFICATION number of —
6.	Sole proprietorship or single-owner LLC	The owner(3)
7.	A valid trust, estate, or pension trust	The legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8823	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person’s Social Security Number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s Social Security Number.

(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may either use your Social Security Number or Employer Identification Number.

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a Taxpayer Identification Number, apply for one immediately. To apply for a social security number, obtain Form SS-5, Application for a Social Security Card, at an office of the Social Security Administration or on-line at www.ssa.gov/online/ss5.html. You may also get this form by calling 1-800-772-1213. To apply for an employer identification number, obtain Form SS-4 at an office of the Internal Revenue Service or by calling 1-800-TAX-FORM or from the IRS website at www.irs.gov.

Payees Exempt from Backup Withholding

Backup withholding is not required on payments made to the following payees:

•	An organization exempt from tax under Section 501(a), any IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	A trust exempt from tax under Section 664 or described in Section 4947.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A foreign central bank of issue.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distribution made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct Taxpayer Identification Number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FOR W-8BEN (CERTIFICATE OF FOREIGN STATUS.

Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N of the Internal Revenue Code.

Privacy Act Notice—Section 6109 of the Internal Revenue Code requires most recipients to give their correct Taxpayer Identification Number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil or criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. The United States may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a certain percentage of taxable interest, dividend, and certain other payments to a payee who does not furnish a Taxpayer Identification Number to a payer. Certain penalties may also apply.

Penalties

Penalty For Failure to Furnish Taxpayer Identification Number.  If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil Penalty for False Information with Respect to Withholding.  If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal Penalty for Falsifying Information.  Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of Taxpayer Identification Numbers.  If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.